SECOND AMENDED AND RESTATED PLEDGE AND ESCROW AGREEMENT

      THIS SECOND AMENDED AND RESTATED PLEDGE AND ESCROW AGREEMENT (the "Agreement") is made and entered into as of February 13, 2006 (the "Effective Date") by and among CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Pledgee"), LASER ENERGETICS, INC., a corporation organized and existing under the laws of the State of Oklahoma (the "Company"), ROBERT D. BATTIS, EILEEN BERKE and DR. JOHN LIVECCHI (individually referred to as the "Pledgor" and collectively referred to as the "Pledgors"), and DAVID GONZALEZ, ESQ., as escrow agent ("Escrow Agent").

                                    RECITALS:

      WHEREAS, on or about November 19, 2004, Laser Energetics, Inc., a Florida corporation ("Laser"), entered that certain Securities Purchase Agreement with Cornell Capital Partners, LP ("Cornell"). Laser and the Company consummated a share exchange on June 1, 2005. The obligations of Laser under the Securities Purchase Agreement dated November 19, 2004 have been assumed by the Company pursuant to the Assignment and Assumption Agreement dated June 1, 2005 by and among Laser, the Company and Cornell Capital Partners, LP.

      WHEREAS, the Company shall issue and sell to the Pledgee, as provided in the Amended and Restated Securities Purchase Agreement of even date herewith between the Company and the Pledgee (the "Securities Purchase Agreement"), and the Pledgee shall purchase up to One Million Two Hundred Thousand Dollars ($1,200,000) of secured convertible debentures (the "Convertible Debentures"), which shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") (as converted, the "Conversion Shares");

      WHEREAS, to induce the Pledgee to enter into the transaction contemplated by the Securities Purchase Agreement, the Convertible Debentures, the Amended and Restated Investor Registration Rights Agreement of even date herewith between the Company and the Pledgee (the "Investor Registration Rights Agreement") and the Irrevocable Transfer Agent Instructions among the Company, the Pledgee, the Transfer Agent, and the Escrow Agent (the "Transfer Agent Instructions") (collectively referred to as the "Transaction Documents"), the Pledgors have agreed to irrevocably pledge in the aggregate to the Pledgee 8,349,220 shares (the "Shares") of Common Stock beneficially owned by each Pledgor in the amounts specified on the signature line hereto in order to secure the Company's obligations under the Securities Purchase Agreement in accordance with this Agreement; and

      WHEREAS, this Agreement shall amend and restate the Amended and Restated Pledge and Escrow Agreement dated June 1, 2005.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                              TERMS AND CONDITIONS

      1. Pledge and Transfer of Pledge Shares.

            1.1. Each Pledgor hereby grants to Pledgee a security interest in the Shares as security for the obligations under the Securities Purchase Agreement and Convertible Debentures issued thereunder. Simultaneously with the execution of this Agreement and the closing of the transactions contemplated under the Securities Purchase Agreement, Pledgor shall deliver to the Escrow Agent stock certificates representing the Shares, together with duly executed stock powers or other appropriate transfer documents executed in blank by Pledgor (the "Transfer Documents"), and such stock certificates and Transfer Documents shall be held by the Escrow Agent until the full payment of all amounts due to the Pledgee under the Securities Purchase Agreement and Convertible Debentures issued thereunder or the termination or expiration of this Agreement.

            1.2. Each Pledgor hereby grants Pledgee a further security interest in any stock rights, rights to subscribe, stock dividends, new securities, or other property (excluding cash dividends) to which each Pledgor is or may hereafter become entitled to receive on account of the Shares. In the event Pledgors receive additional property of such nature ("Additional Pledged Property"), Pledgors shall immediately deliver such Additional Pledged Property to the Escrow Agent to be held by the Escrow Agent in the same manner and on the same terms as the Shares originally pledged hereunder.

      2. Title to Pledge Shares. From the Effective Date, subject only to the security interest of pledgee created hereunder, the Pledgors shall be the legal and record owner of their respective Shares, and shall be entitled to vote the Shares, to receive dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Shares, subject to the restrictions herein. Upon the occurrence of an Event of Default (as defined herein), the Pledgee shall be entitled to vote the Shares, to receive dividends and other distributions thereon, and to enjoy all other rights and privileges incident to the ownership of the Shares.

      3. Release of Shares from Pledge. Upon the full payment of all amounts due to the Pledgee under the Securities Purchase Agreement and Convertible Debentures issued thereunder, the parties hereto shall notify the Escrow Agent to such effect in writing. Upon receipt of such written notice, the Escrow Agent shall return to the Pledgors the Transfer Documents, the certificates representing the Shares, and any Additional Pledged Property (collectively, the "Pledged Materials"), whereupon any and all rights of Pledgee in the Pledged Materials shall be terminated. Notwithstanding anything to the contrary contained herein, upon full payment of all amounts due to the Pledgee under the


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

Securities Purchase Agreement and Convertible Debentures issued thereunder, this Agreement and Pledgee's security interest and rights in and to the Shares, shall terminate.

      4. Event of Default. An "Event of Default" shall be deemed to have occurred under this Agreement upon an Event of Default under the Securities Purchase Agreement or any Convertible Debenture issued in connection therewith.

      5. Remedies.

            5.1. Upon and anytime after the occurrence of an Event of Default, the Pledgee shall have the right to provide written notice of such Event of Default (the "Default Notice") to the Escrow Agent, with a copy to the Pledgors. As soon as practicable after receipt of the Default Notice, the Escrow Agent shall deliver to Pledgee the Pledged Materials held by the Escrow Agent hereunder. Upon receipt of the Pledged Materials, the Pledgee shall have the right to (i) sell the Pledged Shares and to apply the proceeds of such sales, net of any selling commissions, to the Obligations owed to the Pledgors by the Company under the Transaction Documents, including, without limitation, outstanding principal, interest, legal fees, and any other amounts owed to the Pledgee, and exercise all other rights and (ii) any and all remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of New Jersey. The Pledgee shall have the absolute right to sell or dispose of the Pledged Shares in any manner it sees fit and shall have no liability to each Pledgor, the Company or any other party for selling or disposing of such Pledged Shares even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Escrow Agent shall have the absolute right to disburse the Shares to the Pledgee in batches not to exceed 9.9% of the outstanding capital of the Company (which limit may be waived by the Pledgee providing not less than 65 days' prior written notice to the Escrow Agent). The Pledgee shall return any Shares released to it and remaining after the Pledgee has applied the net proceeds to all amounts owed to the Pledgee.

      6. Concerning the Escrow Agent.

            6.1. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

            6.2. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.


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

            6.3. Pledgee, the Company and Pledgors hereby agree, jointly and severally, to defend and indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 6.4 or 6.5 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys' fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgor.

            6.4. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Pledged Materials with the Clerk of the United States District Court of New Jersey, sitting in Newark, New Jersey, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgors, the Company and Pledgee for all costs, including reasonable attorneys' fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.

            6.5. The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid jointly and severally by Pledgors, the Company and Pledgee) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.

            6.6. The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

      7. Conflict Waiver. Pledgee acknowledges and agrees that the Escrow Agent is solely representing the Pledgor in connection with this Agreement and the Securities Purchase Agreement and Pledgee waives any objection it might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.


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

      8. Notices. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

            (i) If to the Company:

                                   Laser Energetics, Inc.
                                   3535 Quakerbridge Road - Suite 700
                                   Mercerville, NJ 08619
                                   Attn: Robert D. Battis, President & CEO

                with a copy to:

                                   Stark & Stark PC
                                   PO Box 5315
                                   Princeton, NJ 08543

            (ii) If the Pledgors:

                                   Robert D. Battis
                                   3535 Quakerbridge Road - Suite 700
                                   Mercerville, NJ 08619

                                   Eileen Berke
                                   3483 Fawn Run Drive
                                   Cincinnati, Ohio 45241

                                   Dr. John LiVecchi
                                   16211 Crown Arbor Way
                                   Fort Myers, Florida 33908

            (iii) If to the Pledgee:

                                   Cornell Capital Partners, LP
                                   101 Hudson Street - Suite 3700
                                   Jersey City, NJ 07302
                                   Attn: Mark Angelo, Portfolio Manager

                  with a copy to:

                                   Cornell Capital  Partners, LP
                                   101 Hudson Street - Suite 3700
                                   Jersey City, NJ 07302
                                   Attn: Troy Rillo, Esq., Senior Vice-President


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

            (iv) If to the Escrow Agent:

                                   David Gonzalez, Esq.
                                   101 Hudson Street - Suite 3700
                                   Jersey City, NJ 07302

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

      9. Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

      10. Governing Law; Venue; Service of Process. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state or Federal courts located in Hudson County, New Jersey, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

      11. Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

      12. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

      13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.


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

      14. No Penalties. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

      15. JURY TRIAL. EACH OF THE PLEDGEE, THE COMPANY AND THE PLEDGORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN PLEDGEE AND PLEDGOR, THIS PLEDGE AND ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.


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

      IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amended and Restated Pledge and Escrow Agreement as of the date first above written.

                                           CORNELL CAPITAL PARTNERS, LP


                                           By:    /s/ Mark Angelo
                                                  ------------------------------
                                           Name:  Mark Angelo
                                           Title: Portfolio Manager


                                           LASER ENERGETICS, INC.


                                           By:    /s/ Robert D. Battis
                                                  ------------------------------
                                           Name:  Robert D. Battis
                                           Title: President & CEO


                                           PLEDGORS


                                           By:    /s/ Robert D. Battis
                                                  ------------------------------
                                           Name:  Robert D. Battis
                                           Number of shares pledged: 5,475,304


                                           By:    /s/ Eileen Berke
                                                  ------------------------------
                                           Name:  Eileen Berke
                                           Number of shares pledged: 1,565,164


                                           By:    /s/ Dr. John LiVecchi
                                                  ------------------------------
                                           Name:  Dr. John LiVecchi
                                           Number of shares pledged: 1,308,752


                                           DAVID GONZALEZ, PC


                                           By:    /s/ David Gonzalez
                                                  ------------------------------
                                           Name:  David Gonzalez, Esq.


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